UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) April 4, 2016 (March 30, 2016)

STEEL DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-21719	35-1929476
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

7575 West Jefferson Blvd, Fort Wayne, Indiana 46804

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  260-969-3500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On March 31, 2016, Richard P. Teets, Jr., the Executive Vice President for Steelmaking of Steel Dynamics, Inc., a co-founder of the Company and a member of the Board of Directors since its inception in 1993, retired.

In connection with Mr. Teets retirement, he will receive a payment of $250,000 to assist in the transition from April 2016 through July 2016, will continue to serve as a director through the 2016 Annual Meeting of Stockholders, and thereafter, if again elected by stockholders at the 2016 Annual Meeting, will continue to serve as a member of the Company’s Board of Directors.

In addition, the Board’s Compensation Committee approved the following post-retirement compensatory payments to or arrangements with Mr. Teets:

(1)         All previously earned but unvested awards held by Mr. Teets on March 31st pursuant to the Company’s Long-Term Incentive Program (“LTIP”) will vest;

(2)         Mr. Teets will receive a one-time fully vested restricted stock grant equivalent to $1,000,000, or 43,803 shares, based upon the Company’s March 30, 2016 close of business NASDAQ stock price of $22.83, subject, however, to a two year holding period; and

(3)         The remaining one-third of Mr. Teets’ previously earned but unvested 2014 stock bonus shares issued pursuant to the Company’s 2013 Annual Incentive Bonus Plan, will immediately vest, subject, however, to a one-year holding period.

(e)  On March 30, 2016, the Board’s Compensation Committee (the “Committee”), acting pursuant to the provisions of Section 7.5 of the existing Steel Dynamics, Inc. 2015 Equity Incentive Plan (the “Plan”), previously approved in 2015 by stockholders, adopted the Steel Dynamics, Inc. Stock Appreciation Rights (SAR) Program.

The SAR Program empowers the Committee, from time to time, to award free-standing stock appreciation rights, with an exercise price of not less than 100% of the fair market value of one share of the Company’s common stock on the applicable date of grant, with a maximum term of ten years, one-third of which will vest after twelve months from the date of grant, and 1/24th of the remaining balance thereof will vest monthly thereafter for each of the next twenty-four months, exercisable only in cash, for an amount equal to the appreciation value, if any, of the exercised SAR on the applicable exercise date.

The form of the Stock Appreciation Rights Award Agreement, to be utilized by the Committee in making SAR Awards under the SAR Program, is attached hereto as Exhibit 10.58, which, together with the provisions of Section 7.5 of the Plan (as amended on March 30, 2016 to permit a maximum award term of up to ten years), embodies the applicable terms and conditions to which an Award will be subject.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished with this report:

Exhibit Number	Description

10.58	The form of the Stock Appreciation Rights Award (SAR) Agreement, to be utilized by the Board’s Compensation Committee in making SAR Awards under the SAR Program.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

STEEL DYNAMICS, INC.

/s/Theresa E. Wagler
Date: April 4, 2016	By:	Theresa E. Wagler
	Title:	Executive Vice President and
Chief Financial Officer